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                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement of Home Health Corporation of America, Inc. on Form S-1 of our report dated October 18, 1996, except for Note 1 as to which the date is October 31, 1996, on our audit of the consolidated balance sheet of R.S.D. Management, Inc. and Subsidiaries as of June 30, 1996, and the related consolidated statements of loss and accumulated deficit and cash flows for the year then ended. We also consent to the reference to our firm under the caption "Experts."

                                          Simione, Simione, Scillia & Larrow
                                           LLC

New Haven, Connecticut
October 31, 1996